CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2013, relating to the financial statements and financial highlights which appears in the December 31, 2012 Annual Report to Shareholders of Royce International Smaller-Companies Fund (a series of The Royce Fund), and our report dated February 22, 2013, relating to the financial statements and financial highlights which appears in the December 31, 2012 Annual Report to Shareholders of Royce European Smaller-Companies Fund, Royce International Premier Fund and Royce Special Equity Multi-Cap Fund (each a series of The Royce Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Portfolio Holdings Disclosure Policy” and "Financial Highlights" in such Registration Statement.

Baltimore, Maryland
January 14, 2014

/s/ PricewaterhouseCoopers LLP